FOR IMMEDIATE RELEASE

MARPAI, INC. REPORTS FIRST QUARTER 2023 RESULTS

New York, May 10, 2023—Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), a technology company transforming the $22 billion Third-Party Administrator (TPA) market supporting self-funded employer health plans, today reported financial results for the first quarter ended March 31, 2023.

The Company’s consolidated results of operations include the results of operations of Marpai and its wholly owned subsidiaries, Marpai Health, Inc. and Marpai Administrators, LLC (formerly Continental Benefits, LLC) for all periods presented, and the results of Maestro Health, LLC (“Maestro Health”) since its acquisition on November 1, 2022.

Financial Highlights

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Net revenue of approximately $9.7 million for the three months ended March 31, 2023, compared to net revenue of approximately $7.6 million for the three months ended December 31, 2022, representing a sequential increase of approximately $2.1 or 26.8%. This increase was caused primarily by the inclusion of the revenues of Maestro Health for three months in the first quarter on 2023 and for only two months in the fourth quarter of 2022.

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The number of our customers’ employees covered under the Company’s administered health plans was 41,571, 42,107 and 16,357 as of March 31, 2023, December 31, 2022, and September 30, 2022, respectively. The increase in the fourth quarter of 2022 was due to the acquisition of Maestro Health.

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Operating expenses (including cost of revenues) were approximately $18.2 million for the three months ended March 31, 2023, as compared to approximately $16.6 million for the three months ended December 31, 2022. This increase was caused primarily by the inclusion of the operating expenses of Maestro Health for in the entirety of the first quarter of 2023 and for only two months in the fourth quarter of 2022.
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Operating loss was approximately $8.5 million for the three months ended March 31, 2023 compared to an operating loss of approximately $8.9 million for the three months ended December 31, 2022. Our first quarter 2023 expenses included; (i) approximately $1.5 million related to the Value Based Care Platform and (ii) approximately $0.8 million related to unused facilities and severance costs.

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Net loss was approximately $8.9 million for the three months ended March 31, 2023, compared to net loss of approximately $8.5 million for the three months ended December 31, 2022, in which we recorded a non cash tax benefit of approximately $0.5 million.

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Adjusted negative EBITDA was approximately $6.7 million for the three months ended March 31, 2023 compared to adjusted negative EBITDA of approximately $7.0 million for the three months ended December 31, 2022. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Highlights

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During the first quarter of 2023 we announced the addition of Gonen Antebi as our Chief Operating Officer. Most recently, Mr. Antebi served on Marpai’s Board of Directors and has also served as the Chief Executive Officer of Nuvem Health, where he created the teams, technology and processes that drove a small start-up into an industry leader. Mr. Antebi is leading all Company operations and is running Marpai’s third-party administrator (TPA) business, which has been built via the acquisitions of Marpai Administrators, LLC (formerly Continental Benefits, LLC) on April 1, 2021 and Maestro Health on November 1, 2022.

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On April 19, 2023, we announced the closing of a public offering of 7,400,000 shares of our common stock at a public offering price of $1.00 per share, for gross proceeds of $7.4 million. After deducting underwriting discounts and offering expenses net proceeds were approximately $6.4 million. The Company intends to use the proceeds from the offering for the repayment of debt relating to the Company’s acquisition of Maestro Health (in an amount equal to 35% of the net funds raised in the offering) and the remainder for general corporate purposes.

“With the addition of Gonen Antebi as our Chief Operating Officer we believe we now have the management talent that we need to execute the integration of our TPAs in the most productive way. This work is well on its way and I expect sequential quarterly improvements in the performance of the TPA business,” said Edmundo Gonzalez, Chief Executive Officer of Marpai. “At the same time, we are also investing in our Value Based Care Platform which I believe will contribute to long term shareholders value.”

Financial Guidance

The Company continues to expect 2023 annual revenues to be between $34 million and $35 million and expects second quarter 2023 revenues to be in a range of $9.5 million to $9.8 million.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcements.

Webcast and Conference Call Information

Marpai will host a conference call and webcast tomorrow, on May 11, 2023 at 8:30 a.m. ET to answer questions about the Company's operational and financial highlights for its first quarter of 2023.

Investors interested in listening to the conference call may do so by dialing 1-866-652-5200 for domestic callers or +1-412-317-6060 for international callers, or by dialing 1-855-669-9657 for Canadian callers.

The participant passcode to be used by the dialers is : 5094101.

Investors can also listen via webcast: https://app.webinar.net/wDEQMd4Mqk2

For interested individuals unable to join the conference call, a recording of the webcast will also be available on the Marpai, Inc. investor relations website: https://ir.marpaihealth.com.

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a technology company bringing health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA (Third Party Administrator) sector serving self-funded employer health plans representing over $1 trillion in annual claims, Marpai maximizes the value of the health plan as measured in health outcomes. Marpai takes a member-centric approach that uses technology to connect members to health solutions predicted to have a high probability of positive outcomes, and aims to bring value-based care to the self-insured market. With effective early intervention, disease management, claims processing and proactive member outreach, Marpai works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated 2023 and second quarter 2023 results. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses that it expects sequential improvements in the performance of its TPA business and its belief that its investment in the Value Based Care Platform will contribute to long term shareholders value. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Media contact:
Laurie Gardner

813-210-8201

Investor Relations contact:
Simon Li

813-822-3950

Use of Non-GAAP Financial Measures and Their Limitations

In addition to our results and measures of performance determined in accordance with U.S. GAAP presented in this press release, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes.

We believe that Adjusted EBITDA, together with a reconciliation to net loss, helps identify underlying trends in our business and helps investors make comparisons between our company and other companies that may have different capital structures, tax rates, or different forms of employee compensation. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include:

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other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures;

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although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock-based compensation; and

•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur.

Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial measures.

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

Three Months Ended	
	March 31 2023	March 31 2022
Revenue	$ 9,672	$ 6,219
Costs and expenses		
Cost of revenue (exclusive of depreciation and amortization shown separately below)	6,409	4,547
General and administrative	5,226	2,902
Sales and marketing	2,179	1,559
Information technology	2,187	1,134
Research and development	500	593
Depreciation and amortization	1,044	825
Facilities	650	197
Total costs and expenses	18,195	11,757
Operating loss	(8,523)	(5,539)
Other income (expenses)		
Other income	50	49
Interest expense, net	(385)	(4)
Foreign exchange (loss) gain	(16)	4
Loss before provision for income taxes	(8,873)	(5,490)
Income tax expense	—	—
Net loss	$ (8,873)	$ (5,490)
Net loss per share, basic & fully diluted	$ (0.42)	$ (0.28)
Weighted average common shares outstanding, basic and diluted	21,162,644	19,629,213

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

MARPAI, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

(unaudited)